UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2013

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54686	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 4, 2013, Mr. Andrew Wood, a member of the board of directors (hereinafter, the “Board of Directors” or “Board”) of Global Growth Trust, Inc. (the “Company”), tendered his resignation from the Board effective immediately.

On March 5, 2013, Mr. John David Alexander, an independent director and a member of the Board’s Audit Committee, tendered his resignation to the Board, effective immediately following the adjournment of the March 5, 2013 Board of Directors Meeting.

Neither of the resignations of Mr. Wood or Mr. Alexander was due to any disagreement with management on any matter relating to the Company’s operations, policies or practices. In connection with these resignations, and consistent with the NASAA REIT Guidelines, the Board voted at the March 5, 2013 meeting to reduce the number of directors that shall constitute the whole Board from five (5) to three (3), effective immediately subsequent to the meeting.

Following Mr. Wood’s resignation from the Company’s Board, he will remain a member of the Investment Committee of CNL Global Growth Advisors, LLC, the Company’s advisor (the “Advisor”); and both MGPA Advisory (Singapore) Pte Ltd (“MGPA Advisory”), an affiliate of MGPA Limited, and Macquarie Real Estate Advisory Services, LLC., an affiliate of Macquarie Infrastructure and Real Estate Assets, Inc. (“MIRA”), will continue as sub-advisors to the Company’s Advisor.

MGPA Limited is an independently managed private equity real estate investment advisory company focused on real estate investment in Europe and Asia in which Macquarie Bank Limited, a subsidiary of Macquarie Group Limited, owns a joint venture interest. MIRA is a subsidiary of Macquarie Group Limited.

Caution Concerning Forward-Looking Statements

The information above may contain “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy, any worsening of the economic environment in the U.S. or globally, our limited geographic diversification, our concentration in multifamily development, financial market fluctuations, risks associated with real estate markets in general, including declines in real estate values, risks associated with the limited amount of proceeds raised in our offering, including the limited number of investments made, our use of debt to finance our business activities, including interest rate risk and our failure to comply with debt covenants, and any failure to obtain, renew or extend necessary financing or to access the debt or equity markets, our ability to identify and close on suitable investments, any failure to successfully manage growth or integrate acquired properties and operations, risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns, inability to obtain necessary permits and/or public opposition to these activities, our ability to make necessary improvements to properties on a timely or cost-efficient basis; the competition for properties and/or tenants, defaults or non-renewals of leases by tenants, failure to lease properties on favorable terms or at all, the impact of current and future environmental, zoning and other governmental regulations affecting our properties, the impact of changes in accounting rules, the impact of regulations requiring periodic valuation of the Company on a per share basis, material adverse actions or omissions by any joint venture partners, consequences of our net operating losses, increases in operating costs and other expenses, uninsured losses or losses in excess of our insurance coverage, the impact of outstanding and/or potential litigation, unknown liabilities of acquired properties, liabilities caused by property managers or operators, inaccuracies of our accounting estimates, risks associated with our tax structuring, failure to maintain our REIT qualification, and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Website at http://www.growthtrust.com.

We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2013		GLOBAL GROWTH TRUST, INC. a Maryland corporation

	By:	/s/ Holly J. Greer
Holly J. Greer
Senior Vice President, General Counsel, and Secretary

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